UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 2, 2007
Basic Energy Services, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-32693	54-2091194
(State or other jurisdiction of incorporation )	(Commission File Number)	(IRS Employer Identification No.)

400 W. Illinois, Suite 800 Midland, Texas	79701
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (432) 620-5500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 2, 2007, Basic Energy Services, Inc. (the “Company”) completed the acquisition (the “Acquisition”) of Sledge Drilling Holding Corp., a Texas corporation (“Sledge”), as contemplated by the stock purchase agreement dated March 13, 2007 between Basic Energy Services, L.P., an indirect wholly owned subsidiary of the Company, and the shareholders and warrant holders (the “Holders”) of Sledge. Sledge, based in Midland, Texas, operates six medium-depth drilling rigs in the Permian Basin of west Texas and eastern New Mexico. Pursuant to the Acquisition, the Company issued approximately 430,000 shares of common stock, paid approximately $27 million in cash consideration to the Holders and paid approximately $19 million for the repayment of Sledge outstanding indebtedness. Sledge has become an indirect wholly owned subsidiary of the Company.
     On April 2, 2007, in connection with the closing of the Acquisition, the Company entered into a registration rights agreement with the Holders. Under the registration rights agreement, the Company is required to file and maintain a “shelf” registration statement on Form S-3 relating to the offer and sale of the Company’s common stock issued to the Holders pursuant to the Acquisition. In addition, Holders may require the Company to include their shares in future registration statements that the Company files. Except for underwriting fees, discounts and commissions and brokerage fees, any out-of-pocket expenses of any of the Holders and any capital gains, income or transfer taxes applicable to securities offered for the account of any of the Holders, the Company will be obligated to pay all expenses incurred in connection with the registration of these shares. The registration rights agreement is attached as an exhibit hereto and incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
     On April 2, 2007, the Company issued 430,191 shares of its common stock to the Holders in connection with the Acquisition as described under Item 1.01 of this Current Report on Form 8-K. The issuance of shares of the Company’s common stock in connection with the Acquisition was made in reliance upon the exemption from the registration requirements of the Securities Act afforded by Section 4(2) of the Securities Act, as the shares were issued to 20 stockholders and warrant holders of Sledge and the sale of securities by the Company did not involve a public offering.
Item 8.01 Other Events.
     On April 4, 2007, the Company issued a press release announcing the completion of the acquisition described in Item 1.01 of this report. A copy of that press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
     10.1 Registration Rights Agreement, dated as of April 2, 2007, by and among Basic Energy Services, Inc. and the Holders named therein.
     99.1 Press Release dated April 4, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Basic Energy Services, Inc.
Date: April 5, 2007	By:	/s/ Alan Krenek
Alan Krenek
Senior Vice President, Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Registration Rights Agreement, dated as of April 2, 2007, by and among Basic Energy Services, Inc. and the Holders named therein.
99.1	Press Release dated April 4, 2007

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